EXHIBIT 10.2

                              NETSPEAK CORPORATION

                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT, dated as of _____ __, 199_, by and between NetSpeak Corporation, a corporation organized under the laws of the State of Florida (the "Corporation"), with its principal office located at 902 Clint Moore Road, Suite 104, Boca Raton, Florida 33487, and _____, an individual with an address at___________________________ (the "Indemnitee").

                              W I T N E S S E T H:

         WHEREAS, the substantial increase in corporate litigation subjects directors and officers of corporations and others to expensive litigation risks at the same time that the availability of competent and qualified directors, officers, employees, consultants, advisers and agents has been greatly reduced, and the coverage offered by directors' and officers' liability insurance has been severely limited;

         WHEREAS, Indemnitee does not regard the protection available under the Corporation's Articles of Incorporation, By-laws and insurance as adequate in the present circumstances, and may not be willing to serve as a director to the Corporation without adequate protection, and the Corporation desires Indemnitee to serve in such capacity;

         WHEREAS, as a condition to the Indemnitee's agreement to continue to serve as a director of the Corporation, the Indemnitee requires that he be indemnified from liability to the fullest extent permitted by law; and

         WHEREAS, the Corporation is willing to indemnify the Indemnitee to the fullest extent permitted by law in order to retain the services of the Indemnitee.

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the Corporation and the Indemnitee agree as follows:

         SECTION 1.  MANDATORY INDEMNIFICATION IN PROCEEDINGS OTHER
THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 5 hereof, the Corporation shall indemnify and hold harmless the Indemnitee from and against any and all claims, damages, expenses (including attorneys' fees), judgments, penalties, fines (including excise taxes assessed with respect to an employee benefit plan), settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) and to which the Indemnitee was or is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an officer, director, shareholder, employee, consultant adviser or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, partner, trustee, employee, adviser or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity or capacities, provided that the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         SECTION 2. MANDATORY INDEMNIFICATION IN PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 5 hereof the Corporation shall indemnify and hold harmless the Indemnitee from and against any and all expenses (including attorneys' fees) and amounts actually and reasonably incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor, whether civil, criminal, administrative or investigative, and to which the Indemnitee was or is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an officer, director, shareholder, employee, consultant, adviser or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, partner, trustee, employee, adviser or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity or capacities, provided that (i) the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and (ii) no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation for misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court in which such proceeding was brought (or any other court of competent jurisdiction) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         SECTION 3. MANDATORY INDEMNIFICATION AGAINST EXPENSES INCURRED WHILE TESTIFYING. Subject to Section 5 hereof, the Corporation shall indemnify the Indemnitee against expenses (including attorney's fees) incurred or paid by the Indemnitee as a result of providing testimony in any proceeding, whether civil, criminal, administrative or investigative (including but not limited to any action or suit by or in the right of the Corporation to procure judgment in its favor), by reason of the fact that the Indemnitee is or was an officer, director, shareholder, employee, consultant, adviser or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, partner, trustee, employee, adviser or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         SECTION 4.  REIMBURSEMENT OF EXPENSES FOLLOWING ADJUDICATION
OF NEGLIGENCE. The Corporation shall reimburse the Indemnitee for any expenses (including attorney's fees) and amounts actually and reasonably incurred or paid by him in connection with the investigation, defense, settlement or appeal of any action or suit described in Section 2 hereof that results in an adjudication that the Indemnitee was liable for negligence, gross negligence or recklessness (but not willful misconduct) in the performance of his duty to the Corporation; provided, however, that the Indemnitee acted in good faith and in a manner he believed to be in the best interests of the Corporation.

         SECTION 5. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under Sections 1, 2 and 3 hereof (unless ordered by a court) and any reimbursement made under Section 4 hereof shall be made by the Corporation only as authorized in the specific case upon a determination (the "Determination") that indemnification or reimbursement of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable requirements set forth in Section 1, 2, 3 and 4 hereof, as the case may be. Subject to Sections 6.6, 6.7 and 9 of this Agreement, the Determination shall be made in the following order of preference:

                           (1)      first, by the Corporation's Board of
Directors (the "Board") by majority vote or consent of a quorum consisting of directors ("Disinterested Directors") who are not, at the time of the Determination, named parties to such action, suit or proceeding; or

                           (2)      next, if such a quorum of Disinterested
Directors cannot be obtained, by majority vote or consent of a committee duly designated by the Board (in which designation all directors, whether or not Disinterested Directors, may participate) consisting solely of two or more Disinterested Directors; or

                           (3)      next, if such a committee cannot be
designated, by any independent legal counsel (who may be any outside counsel regularly employed by the Corporation) in a written opinion; or

                           (4)      next, if such legal counsel determination
cannot be obtained, by vote or consent of the holders of a majority of the Corporation's common stock.

         5.1 NO PRESUMPTIONS. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         5.2 BENEFIT PLAN CONDUCT. The Indemnitee's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be deemed to be conduct that the Indemnitee reasonably believed to be not opposed to the best interests of the Corporation.

         5.3 RELIANCE AS SAFE HARBOR. For purposes of any Determination hereunder, the Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on (i) the records or books of account of the Corporation or another enterprise, including financial statements, (ii) information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, (iii) the advice of legal counsel for the Corporation or another enterprise, or (iv) information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 5.3 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Corporation as an officer, director, partner, trustee, employee, adviser or agent. The provisions of this Section 5.3 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in Sections 1, 2 or 4 hereof, as the case may be.

         5.4 SUCCESS ON MERITS OR OTHERWISE. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described in
Section 1 or 2 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal thereof. For purposes of this Section 5.4, the term "successful on the merits or otherwise" shall include, but not be limited to,
(i) any termination, withdrawal, or dismissal (with or without prejudice) of any claim, action, suit or proceeding against the Indemnitee without any express finding of liability or guilt against him, and (ii) the expiration of 120 days after the making of any claim or threat of an action, suit or proceeding without the institution of the same and without any promise or payment made to induce a settlement.

         5.5 PARTIAL INDEMNIFICATION OR REIMBURSEMENT. If the Indemnitee is entitled under any provision of this Agreement to indemnification and/or reimbursement by the Corporation for some or a portion of the claims, damages, expenses (including attorneys' fees), judgments, penalties, fines or amounts paid in settlement by the Indemnitee in connection with the investigation of, defense of, settlement of, appeal of or testimony provided with respect to any action specified in Section 1, 2, or 3 hereof, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify and/or reimburse the Indemnitee for the portion thereof to which the Indemnitee is entitled. The party or parties making the Determination shall determine the portion (if less than all) of such claims, damages, expenses (including attorneys' fees), judgments, penalties, fines or amounts paid in settlement for which the Indemnitee is entitled to indemnification and/or reimbursement under this Agreement.

         SECTION 6. PROCEDURES FOR DETERMINATION OF WHETHER STANDARDS HAVE BEEN SATISFIED.

         6.1 COSTS. All costs of making the Determination required by Section 6 hereof shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Corporation shall also be solely responsible for paying (i) all reasonable expenses incurred by the Indemnitee to enforce this Agreement, including, but not limited to, the costs incurred by the Indemnitee to obtain court-ordered indemnification pursuant to Section 9 hereof regardless of the outcome of any such application or proceeding, and (ii) all costs of defending any suits or proceedings challenging payments to the Indemnitee under this Agreement.

         6.2 TIMING OF THE DETERMINATION. The Corporation shall use its best efforts to make the Determination contemplated by Section 5 hereof promptly. In addition, the Corporation agrees:

                  (a) if the Determination is to be made by the Board or a committee thereof, such Determination shall be made not later than 15 days after a written request for a Determination (a "Request") is delivered to the Corporation by the Indemnitee;

                  (b) if the Determination is to be made by independent legal counsel, such Determination shall be made not later than 30 days after a Request is delivered to the Corporation by the Indemnitee; and

                  (c) if the Determination is to be made by the shareholders of the Corporation, such Determination shall be made not later than 90 days after a Request is delivered to the Corporation by the Indemnitee.

The failure to make a Determination within the above-specified time period shall constitute a Determination approving full indemnification or reimbursement of the Indemnitee. Notwithstanding anything herein to the contrary, a Determination may be made in advance of (i) the Indemnitee's payment (or incurring) of expenses with respect to which indemnification or reimbursement is sought, and/or (ii) final disposition of the action, suit or proceeding with respect to which indemnification or reimbursement is sought.

         6.3 REASONABLENESS OF EXPENSES. The evaluation and finding as to the reasonableness of expenses incurred by the Indemnitee for purposes of this Agreement shall be made (in the following order of preference) within 15 days of the Indemnitee's delivery to the Corporation of a Request that includes a reasonable accounting of expenses incurred:

                  (a) first, by the Board by a majority vote of a quorum consisting of Disinterested Directors; or

                  (b) next, if a quorum cannot be obtained under subdivision
(a), by majority vote or consent of a committee duly designated by the Board (in which designation all directors, whether or not Disinterested Directors, may participate), consisting solely of two or more Disinterested Directors; or

                  (c) next, if a finding cannot be obtained under either subdivision (a) or (b), by vote or consent of the holders of a majority of the Corporation's Common Stock that are represented in person or by proxy at a meeting called for such purpose.

All expenses shall be considered reasonable for purposes of this Agreement if the finding contemplated by this Section 6.3 is not made within the prescribed time. The finding required by this Section 6.3 may be made in advance of the payment (or incurring) of the expenses for which indemnification or reimbursement is sought.

         6.4 PAYMENT OF INDEMNIFIED AMOUNT. Immediately following a Determination that the Indemnitee has met the applicable requirements set forth in Section 1, 2, 3 or 4 hereof, as the case may be, and the finding of reasonableness of expenses contemplated by Section 6.3 hereof, or the passage of time prescribed for making such determination(s), the Corporation shall pay to the Indemnitee in cash the amount to which the Indemnitee is entitled to be indemnified and/or reimbursed, as the case may be, without further authorization or action by the Board; provided, however, that the expenses for which indemnification or reimbursement is sought have actually been incurred by the Indemnitee.

         6.5 SHAREHOLDER VOTE ON DETERMINATION. Notwithstanding the provisions of the Florida statutes, if the Indemnitee is a shareholder of the Corporation, the Indemnitee and any other shareholder who is a party to the proceeding for which indemnification or reimbursement is sought shall be entitled to vote on any Determination to be made by the Corporation's shareholders, including a Determination made pursuant to Section 6.3 hereof. In addition, in connection with each meeting at which a shareholder Determination will be made, the Corporation shall solicit proxies that expressly include a proposal to indemnify or reimburse the Indemnitee. The Corporation proxy statement relating to the proposal to indemnify or reimburse the Indemnitee shall not include a recommendation against indemnification or reimbursement.

         6.6 SELECTION OF INDEPENDENT LEGAL COUNSEL. If the Determination required under Section 5 is to be made by independent legal counsel, such counsel shall be selected by the Indemnitee with the approval of the Board, which approval shall not be unreasonably withheld. The fees and expenses incurred by counsel in making any Determination (including Determinations pursuant to Section 6.8 hereof) shall be borne solely by the Corporation regardless of the results of any Determination and, if requested by counsel, the Corporation shall give such counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel.

         6.7 RIGHT OF INDEMNITEE TO APPEAL AN ADVERSE DETERMINATION BY BOARD. If a Determination is made by the Board or a committee thereof that the Indemnitee did not meet the requirements set forth in Section 1, 2, 3 or 4 hereof upon the written request of the Indemnitee and the Indemnitee's delivery of $500 to the Corporation, the Corporation shall cause a new Determination to be made by the Corporation's shareholders at the next regular or special meeting of shareholders. Subject to
Section 9 hereof, such Determination by the Corporation's shareholders shall be binding and conclusive for all purposes of this Agreement.

         6.8 RIGHT OF INDEMNITEE TO SELECT FORUM FOR DETERMINATION. If, at any time subsequent to the date of this Agreement, "Continuing Directors" do not constitute a majority of the members of the Board, or there is otherwise a change in control of the Corporation (as contemplated by Item 403(c) of Regulation S-K), then upon the request of the Indemnitee, the Corporation shall cause the Determination required by Section 5 hereof to be made by independent legal counsel selected by the Indemnitee and approved by the Board (which approval shall not be unreasonably withheld), which counsel shall be deemed to satisfy the requirements of clause (3) of Section 5 hereof. If none of the legal counsel selected by the Indemnitee are willing and/or able to make the Determination, then the Corporation shall cause the Determination to be made by a majority vote or consent of a Board committee consisting solely of Continuing Directors. For purposes of this Agreement, a "Continuing Director" means either a member of the Board at the date of this Agreement or a person nominated to serve as a member of the Board by a majority of the then Continuing Directors.

         6.9 ACCESS BY INDEMNITEE TO DETERMINATION. The Corporation shall afford to the Indemnitee and his representatives ample opportunity to present evidence of the facts upon which the Indemnitee relies for indemnification or reimbursement, together with other information relating to any requested Determination. The Corporation shall also afford the Indemnitee the reasonable opportunity to include such evidence and information in any Corporation proxy statement relating to a shareholder Determination.

         6.10 JUDICIAL DETERMINATIONS IN DERIVATIVE SUITS. In each action or suit described in Section 2 hereof, the Corporation shall cause its counsel to use its best efforts to obtain from the Court in which such action or suit was brought (i) an express adjudication whether the Indemnitee is liable for negligence or misconduct in the performance of his duty to the Corporation, and, if the Indemnitee is so liable, (ii) a determination whether and to what extent, despite the adjudication of liability but in view of all the circumstances of the case (including this Agreement), the Indemnitee is fairly and reasonably entitled to indemnification.

         SECTION 7. SCOPE OF INDEMNITY. The actions, suits and proceedings described in Sections 1 and 2 hereof shall include, for purposes of this Agreement, any actions that involve, directly or indirectly, activities of the Indemnitee both in his capacities as a Corporation director, officer, adviser or agent and actions taken in another capacity while serving as director, officer, adviser or agent, including, but not limited to, actions or proceedings involving (i) compensation paid to the Indemnitee by the Corporation, (ii) activities by the Indemnitee on behalf of the Corporation, including actions in which the Indemnitee is plaintiff, (iii) actions alleging a misappropriation of a 'corporate opportunity," (iv) responses to a takeover attempt or threatened takeover attempt of the Corporation, (v) transactions by the Indemnitee in

Corporation securities, and (vi) the Indemnitee's preparation for and appearance (or potential appearance) as a witness in any proceeding relating, directly or indirectly, to the Corporation. In addition, the Corporation agrees that, for purposes of this Agreement, all services performed by the Indemnitee on behalf of, in connection with or related to any subsidiary of the Corporation, any employee benefit plan established for the benefit of employees of the Corporation or any subsidiary, any corporation or partnership or other entity in which the Corporation or any subsidiary has a 5% ownership interest, or any other affiliate shall be deemed to be at the request of the Corporation.

         SECTION 8.  ADVANCE FOR EXPENSES.

         8.1 MANDATORY ADVANCE. Expenses (including attorneys' fees) incurred by the Indemnitee in investigating, defending, settling or appealing any action, suit or proceeding described in Section 1 or 2 hereof shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The Corporation shall promptly pay the amount of such expenses to the Indemnitee, but in no event later than 10 days following the Indemnitee's delivery to the Corporation of a written request for an advance pursuant to this
Section 8, together with a reasonable accounting of such expenses.

         8.2 UNDERTAKING TO REPAY. The Indemnitee hereby undertakes and agrees to repay to the Corporation any advances made pursuant to this Section 8 if and to the extent that it shall ultimately be found that the Indemnitee is not entitled to be indemnified by the Corporation for such amounts.

         8.3 MISCELLANEOUS. The Corporation shall make the advances contemplated by this Section 8 regardless of the Indemnitee's financial ability to make repayment, and regardless whether indemnification of the Indemnitee by the Corporation will ultimately be required. Any advances and undertakings to repay pursuant to this Section 8 shall be unsecured and interest-free.

         SECTION 9.  COURT-ORDERED INDEMNIFICATION.

         9.1 Regardless whether the Indemnitee has met the requirements set forth in Sections 1, 2, 3 or 4 hereof, as the case may be, and notwithstanding the presence or absence of any Determination whether such standards have been satisfied, the Indemnitee may apply for indemnification (and/or reimbursement pursuant to Section 4 or 13 hereto to the court conducting any proceeding to which the Indemnitee is a party or to any other court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification (and/or reimbursement) if it determines the Indemnitee is fairly and reasonably entitled to indemnification (and/or reimbursement) in view of all the relevant circumstances (including this Agreement).

         9.2 The right to indemnification and advances as provided by this Agreement shall be enforceable by Indemnitee in an action in any court of competent jurisdiction. In such an action, the burden of proving that indemnification is not required hereunder shall be on the Corporation. Neither the failure of the Corporation (including its Board and independent legal counsel) to have made a Determination prior to the commencement of such an action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual Determination by the Corporation (including its Board and independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to such an action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee's expenses reasonably incurred in connection with establishing his right to indemnification, in whole or in part, in connection with any proceeding shall also be indemnified by the Corporation.

         SECTION 10. NONDISCLOSURE OF PAYMENTS. Except as expressly required by Federal securities laws, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. Any payments to the Indemnitee that must be disclosed shall, unless otherwise required by law, be described only in Corporation proxy or information statements relating to special and/or annual meetings of the Corporation's shareholders, and the Corporation shall afford the Indemnitee the reasonable opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events reported.

         SECTION 11. COVENANT NOT TO SUE, LIMITATION OF ACTIONS AND RELEASE OF CLAIMS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation (or any of its subsidiaries) against the Indemnitee, his spouse, heirs, executors, personal representatives or administrators after the expiration of 2 years from the date the Indemnitee ceases (for any reason) to serve as either an officer, director, adviser or agent of the Corporation, and any claim or cause of action of the Corporation (or any of its subsidiaries) shall be extinguished and deemed released unless asserted by filing of a legal action within such 2-year period.

         SECTION 12. INDEMNIFICATION OF INDEMNITEE'S ESTATE. Notwithstanding any other provision of this Agreement, if the Indemnitee is deceased, and indemnification of the Indemnitee would be permitted and/or required under this Agreement, the Corporation shall indemnify and hold harmless the Indemnitee's estate, spouse, heirs, administrators, personal representatives and executors (collectively the "Indemnitee's Estate") against, and the Corporation shall assume, any and all claims, damages, expenses (including attorneys' fees), penalties, judgments, fines and amounts paid in settlement actually incurred by the Indemnitee or the Indemnitee's Estate in connection with the investigation, defense, settlement or appeal of any action described in Section 1 or 2 hereof.

         SECTION 13.  MISCELLANEOUS.

         13.1 NOTICE PROVISION. Any notice, payment, demand or communication required or permitted to be delivered or given by the provisions of this Agreement shall be deemed to have been effectively delivered or given and received on the date personally delivered to the respective party to whom it is directed, or when deposited by registered or certified mail, with postage and charges prepaid and addressed to the parties at the addresses set forth in the preamble to this Agreement. Any party may by notice change the address to which notice or other communications to it are to be delivered or mailed.

         13.2 ENTIRE AGREEMENT. Except for the Corporation's Articles of Incorporation and ByLaws, this Agreement constitutes the entire understanding of the parties and supersedes all prior understandings, whether written or oral between the parties with respect to the subject matter of this Agreement.

         13.3 NON-EXCLUSIVITY. The rights of indemnification and reimbursement provided in this Agreement shall be in addition to any rights to which the Indemnitee may otherwise be entitled under the Corporation's Articles of Incorporation or By-Laws or any statute, agreement, vote of shareholders or otherwise.

         13.4 SEVERABILITY OF PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid, and enforceable.

         13.5 SAVING CLAUSE. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee as to expenses, judgments, fines and penalties with respect to any proceeding to the full extent permitted by any applicable portion of Agreement that shall not have been invalidated or by any applicable law.

         13.6 COOPERATION AND INTENT. The Corporation shall cooperate in good faith with the Indemnitee and use its best efforts to ensure that the Indemnitee is indemnified and/or reimbursed for liabilities described herein to the fullest extent permitted by law.

         13.7 SECURITY. To the fullest extent permitted by applicable law, the Corporation may from time to time, but shall not be required to, provide such insurance, collateral, letters of credit or other security devices as its Board may deem appropriate to support or secure the Corporation's obligations under this Agreement.

         13.8 APPLICABLE LAW. This Agreement shall be governed by and construed under the laws of the State of Florida.

         13.9 AMENDMENT. No amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing, dated subsequent to the date of this Agreement, and executed by the parties.

         13.10 BINDING EFFECT. The obligations of the Corporation to the Indemnitee hereunder shall survive and continue as to the Indemnitee even if the Indemnitee ceases to be a director, officer, employee, adviser and/or agent of the Corporation. Each and all of the covenants, terms and provisions of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Corporation and, upon the death of the Indemnitee, to the benefit of the estate, heirs, executors, administrators and personal representatives of the Indemnitee.

         13.11 EXECUTION IN COUNTERPARTS. This Agreement and any amendment may be executed simultaneously or in counterparts, each of which together shall constitute one and the same instrument.

         13.12 EFFECTIVE DATE. The provisions of this Agreement shall cover claims, actions, suits and proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

EXECUTED AS OF THE DATE FIRST ABOVE WRITTEN.

                                              NETSPEAK CORPORATION

                                              By:______________________
                                              Name:____________________
                                              Title:___________________


                                              THE INDEMNITEE:


                                              _________________________